UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

November 19, 2020	(November 13, 2020)
Date of Report (Date of earliest event reported)

GREIF INC.
(Exact name of registrant as specified in its charter)

Delaware	001-00566	31-4388903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 Winter Road	Delaware	Ohio	43015
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (740) 549-6000
Not Applicable
(Former name or former address, if changed since last report.)

    Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock	GEF	New York Stock Exchange
Class B Common Stock	GEF-B	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01.    Entry into a Material Definitive Agreement.

Amendment to 2019 Credit Agreement

On February 11, 2019, Greif, Inc. (the “Company”) and certain of its subsidiaries, including Greif Packaging LLC (“Greif Packaging”), as borrowers, entered into an amended and restated senior secured credit agreement (the “2019 Credit Agreement”) with a syndicate of financial institutions. The obligations of the borrowers under the 2019 Credit Agreement are guaranteed by certain of the Company’s U.S. subsidiaries (the “U.S. Subsidiary Guarantors”) and certain non-U.S. subsidiaries. The 2019 Credit Agreement provides for, among other things, a $1,275.0 million secured term A-1 loan and a $400.0 million secured term A-2 loan (the “Term Loans”).

On November 13, 2020, Greif Packaging, as borrower, and the Company and the U.S. Subsidiary Guarantors, as guarantors, entered into an incremental term loan agreement (the “Incremental Term Loan Agreement”) with a syndicate of farm credit institutions, as lenders, CoBank, ACB, a federally chartered instrumentality under the Farm Credit Act of 1971, as sole Incremental Term A-3 Loan Facility lead arranger and bookrunner, and JPMorgan Chase Bank, as administrative agent for the lenders party to the 2019 Credit Agreement. The Incremental Term Loan Agreement constitutes an amendment to the 2019 Credit Agreement.

The Incremental Term Loan Agreement provides for a loan commitment in the aggregate principal amount of $225.0 million that must be funded in a single draw on a business day occurring on or before July 15, 2021 (the “Incremental Term A-3 Loan”). The Incremental Term A-3 Loan matures on July 15, 2026, with quarterly installments of principal payable on the last day of each fiscal quarter of the Company commencing with the first such date to occur after the funding date. The Incremental Term A-3 Loan has, for all material purposes, the identical terms and provisions as the Term Loans. Greif Packaging’s obligations with respect to the Incremental Term A-3 Loan will constitute obligations under the 2019 Credit Agreement and will be secured and guaranteed with the other obligations as provided under the 2019 Credit Facility on a pari passu basis.

The Company intends to draw upon the Incremental Term A-3 Loan prior to July 15, 2021, and to use the loan proceeds to pay all of the outstanding principal of and interest on the €200.0 million 7.375% senior notes due July 15, 2021 issued by the Company’s Luxembourg subsidiary and guaranteed by the Company.

This summary of the Incremental Term Loan Agreement is qualified in its entirety by reference to the full text of the Incremental Term Loan Agreement, a copy of which is attached as Exhibit 99.2 to this Current Report on Form 8-K. The summary of the 2019 Credit Agreement is qualified in its entirety by reference to the full text of the 2019 Credit Agreement, a copy of which is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on March 26, 2020.

Section 2 - Financial Information

Item 2.03    Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

Creation of a Direct Financial Obligation

The information set forth in Item 1.01 above is incorporated herein by reference.

Section 7 - Regulation FD

Item 7.01    Regulation FD Disclosure.

On November 16, 2020, the Company issued a press release to announce the new incremental term A-3 loan. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01.    Financial Statements and Exhibits.

(a)        Exhibits.

Exhibit No.	Description
99.1	Press release issued by Greif Inc. on November 16, 2020.
99.2	Incremental Term Loan Agreement dated as of November 13, 2020, by and among Greif Packaging LLC, as Borrower, the Guarantors Party hereto, the Incremental Term A-3 Lenders Party hereto, JPMorgan Chase Bank, National Association, as Administrative Agent for the Lenders Party to the Credit Agreement, and CoBank, ACB, as the Sole Incremental Term A-3 Facility Lead Arranger and Bookrunner.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREIF, INC.
Date: November 19, 2020	By	/s/ Gary R. Martz
Gary R. Martz, Executive Vice President